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                                                                  Exhibit # 10.1

                                    AGREEMENT

      THIS AGREEMENT ("Agreement") made the 16th day of September, 2002, between SOVEREIGN BANCORP, INC., a Pennsylvania business corporation ("SBI"), and JAMES
J. LYNCH, an individual (the "Executive").

                                   WITNESSETH:

      WHEREAS, Sovereign Bank (the "Bank") is a wholly owned subsidiary of SBI; and

      WHEREAS, the SBI and the Bank have created an unincorporated division of the Bank to be know as Sovereign Bank/Mid-Atlantic ("SBMA"); and

      WHEREAS, SBI and the Executive desire to enter in an agreement regarding, among other things, the employment of and services to be rendered by the Executive.

                                   AGREEMENT:

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Employment. The Executive is hereby employed on the terms and conditions set forth in this Agreement.

            2. Duties of Employee. The Executive shall perform and discharge well and faithfully such duties as an executive officer of SBI or SBMA as may be assigned to the Executive from time to time by the Chief Executive Officer of SBI or the Board of Directors of the Bank. The Executive shall chair the SBMA Senior Leader Group, shall be employed as Chairman and Chief Executive Officer of SBMA, shall be a member of the Office of the Chairman, the Management Credit Policy Committee and such other management committees as the Executive may choose, and shall hold such other titles as may be given to him from time to time by the Board of Directors of SBI (or of any of its affiliated companies). In addition, the Executive shall attend meetings of the Directors' Loan Committee. The Executive shall devote his full time, attention and energies to the business of SBMA and SBI (and its affiliated companies) and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this
Section 2 shall not be


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construed as preventing the Executive from (a) investing the Executive's personal assets, (b) acting as a member of the Board of Directors of any other corporation or as a member of the Board of Trustees of any other organization, or (c) being involved in any other activity with the prior approval of the Chairman or Chief Executive Officer of SBI. The Executive's offices will be located at 3 Terry Drive, Suite 102, Newtown, Pennsylvania, or in such other location that is not further than 50 miles therefrom, unless otherwise explicitly agreed to by the Executive. Notwithstanding, the preceding sentence however, the parties agree that any required move of the Executive's offices to the Reading/Wyomissing, Pennsylvania area will not constitute a violation of the provision of this section. In any event, the Executive will have use of an office at the Bank's offices in the Wyomissing/Reading, Pennsylvania area. Executive will be invited to attend all regularly scheduled meetings of the Boards of Directors of the Bank and SBI.

            3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing on the date of this Agreement and ending on the date that is three (3) years subsequent thereto, provided that on the first and each subsequent annual anniversary date of this Agreement, and unless a party has given the other party written notice at least sixty (60) days prior to such anniversary date that such party does not agree to renew this Agreement, the term of this Agreement and the Employment Period shall be deemed renewed for a term ending three (3) years subsequent to such anniversary date, unless sooner terminated in accordance with this Section 5 hereof or one of the following provisions:

                  (a) The Executive's employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of SBI, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

                        (i) The Executive is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of forty-five (45) consecutive days;

                        (ii) The Executive willfully fails to follow the lawful instructions of the Chairman, Chief Executive Officer or Board of Directors of SBI after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or


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                        (iii) Any government regulatory agency recommends or
      orders, in either case in writing, that SBI terminate the employment of the Executive or relieve him of his duties.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under Section 4 hereof shall cease as of the effective date of such termination.

                  (b) The Executive's employment under this Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Board of Directors of SBI, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation and benefits set forth in Section 6 or Section 7 hereof, whichever shall be applicable. To the extent the Executive becomes entitled to and receives the payment and benefits set forth in Section 6 or 7, such payments and benefits shall constitute liquidated damages for any possible breach of this Agreement by SBI or the Bank and shall represent the maximum extent of liability therefore that the Executive can claim against SBI or any of its affiliates, including the Bank.

                  (c) If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of SBI then in effect.

                  (d) If the Executive is incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for a continuous period of six (6) months, then, upon the expiration of such period or at any time thereafter, by action of the Board of Directors of SBI, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of SBI then in effect.


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            4. Employment Period Compensation.

                  (a) Salary. For services performed by the Executive under this Agreement, SBI shall pay (or cause to be paid to) the Executive a salary, during the Employment Period, at the following annual rates:

      From September 15, 2002 through February 28, 2003.........$400,000
      From March 1, 2003 through December 31, 2003..............$450,000
      From January 1, 2004 through August 31, 2004..............$500,000

Effective September 1, 2004, the Executive's salary shall be $525,000 per annum. Thereafter, SBI may, from time to time, increase the Executive's salary (or cause it to be increased), and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of SBI in the resolutions authorizing such increases. The Executive's salary, as provided herein, shall be payable at the same time as salaries are payable to other executive employees of SBI.

                  (b) Bonus. Contingent upon SBI achieving the annual objectives established for it by the Chief Executive Officer or Board of Directors of SBI, the Executive, during the Employment Period, shall be eligible for a bonus to be awarded by the Board of Directors of SBI of up to a maximum of the greater of 100% of base salary at the relevant year end or $500,000 per annum. Notwithstanding the foregoing, the parties contemplate that the bonus to be paid to Executive with respect to 2002 shall, at least in part, be determined by SBI by reference to the bonus foregone by him in connection with leaving his immediately prior employment, but in no event shall such bonus be less than $230,000, or more than $250,000. In addition, SBI may, from time to time, pay such other bonus or bonuses to the Executive as SBI, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of SBI to the Executive provided for in this Agreement. In addition, the Executive shall be eligible, each year, to be awarded an option to purchase up to 50,000 shares of SBI common stock at an exercise price determined in accordance with the terms of SBI's existing stock option plans.

                  (c) Other Benefits. SBI will provide the Executive, during the Employment Period, with insurance, vacation, retirement, and other fringe benefits, including the ability to participate in SBI's Deferred Bonus Recognition and Retention Program, which benefits are, in the aggregate, not less favorable than those received by all comparable executive employees of SBI.


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                  (d) Stock-Based Compensation.

                        (i) At the first SBI directors meeting following commencement of the Executive's employment under this Agreement, the Executive shall receive a non-qualified stock option award of 60,000 shares of SBI common stock under an existing SBI employee stock option plan at an exercise price determined in accordance with such plan as of the actual date of grant. The Executive shall vest in the right to exercise one hundred percent (100%) of such options (60,000 shares) upon the third anniversary of the date of grant, provided that if this Agreement is terminated prior to such third anniversary date for any reason other than as specified in Sections 3(a), (c) or (d), or as provided in Section 7 hereof, all of the 60,000 options shall immediately vest. In addition, upon a "Change in Control", as defined in Section 5(b) hereof, all of the options not previously vested shall immediately vest.

                        (ii) Executive will be eligible to receive an award of 50,000 shares of SBI common stock, as follows:

                              (A)   10,000 shares if SBI meets its 2004
                                    operating earnings, "tier 1" capital and asset quality goals.

                              (B)   15,000 shares if SBI meets its 2005
                                    operating earnings, "tier 1" capital and asset quality goals.

                              (C)   15,000 shares if SBI meets its 2007
                                    operating earnings, "tier 1" capital and asset quality goals.

                              (D)   10,000 shares if SBI meets its 2008
                                    operating earnings, "tier 1" capital and asset quality goals.

            These awards will be subject to such vesting provisions as apply to other executive officers with respect to such awards, but will vest immediately in the event that there is a "change in control" (as such term is defined with respect to awards granted to other executive officers) before 2008. In addition, these awards, which are intended to be issued pursuant to a program to be adopted


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            for senior executive officers, shall be subject to such
            shareholder and other approval SBI deems necessary or appropriate under its corporate governance procedures or applicable law.

                  (e) Sign-On Bonus. Within thirty (30) days after the date of this Agreement, SBI will pay to the Executive a "sign-on" bonus equal to $108,333.

                  (f) Other Matters.

                        (i) The Executive shall be entitled to the use of an automobile and/or automobile allowances consistent with his title and responsibilities.

                        (ii) The Executive shall be paid or reimbursed for two country club dues and business-related expenses.

                        (iii) The Executive shall be paid or reimbursed for Union League dues and business expenses.

                        (iv) Within thirty (30) days of the presentation to SBI of a copy of an invoice for services rendered in connection with his counsel's review and negotiation of this Agreement, SBI will reimburse the Executive for the legal fees actually incurred by him, but not in excess of $2,000.

            5. Resignation of the Executive for Good Reason.

                  (a) The Executive may resign for "Good Reason" (as herein defined) at any time during the three year period following a "Change in Control" (as defined in Section 5(b) hereof), as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

                        (i) Any reduction in title, change in reporting structure or significant reduction in the Executive's responsibilities or authority, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as Chairman and Chief Executive Officer of SBMA;

                        (ii) Any reassignment of the Executive which requires the Executive to move his principal residence;


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                        (iii) Any removal of the Executive from office or any
      adverse change in the terms and conditions of the Executive's employment, except for any termination of the Executive's employment under the provisions of Section 3(a) hereof;

                        (iv) Any reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                        (v) Any failure of SBI to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the retirement, life insurance, medical, health and accident, disability or other employee plans of SBI in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control unless such reduction is part of a reduction applicable to all employees;

                        (vi) Any failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 15 hereof;

                        (vii) Any breach of this Agreement of any nature whatsoever on the part of SBI; or

                        (viii) Termination of the Executive's membership in the Office of the Chairman (or any successor group of individuals).

At the option of the Executive, exercisable by the Executive within 90 days after the occurrence of the event constituting "Good Reason" the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to SBI (or its successor) and the provisions of
Section 6 hereof shall thereupon apply.

                  (b) As used in this Agreement, "Change in Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not SBI is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                        (i) Any "person" (including a group acting in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as


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      enacted and in force on the date hereof) becomes the beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of SBI representing 19.9% or more of the combined voting power of SBI's securities then outstanding;

                        (ii) There occurs a merger, consolidation or other business combination or reorganization to which SBI or the Bank is a party, whether or not approved in advance by the Board of Directors of SBI or the Bank (as the case may be) in which (A) the members of the Board of Directors of SBI or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the acquired corporation immediately before such transaction do not hold 51% or more of the voting power of securities of the resulting corporation;

                        (iii) There occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of SBI or the Bank to another entity, whether or not approved in advance by the Board of Directors of SBI;

                        (iv) A plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted; or

                        (v) During a period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of SBI cease to constitute a majority of such Board (unless the election or nomination of each new director was approved by a vote of at least 51% of directors who were directors at the beginning of such period).

            6. Rights in Event of Termination of Employment After Change in Control. In the event that Executive resigns from employment for Good Reason following a Change in Control, by delivery of a Notice of Termination to SBI, or Executive's employment is terminated by SBI without Cause after a Change in Control, Executive shall be absolutely entitled to receive the amounts and benefits set forth in this section.

                  (a) For a period of three (3) years from the date of termination of employment, Executive shall be paid his Current Compensation at Termination.


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                        (i) For purposes of this section, the term "Current
      Compensation at Termination" means the sum of (A) the greatest of the Executive's base salary as of the date of termination of employment (or prior to any reduction thereof resulting in Good Reason for resignation) and for any of the three (3) immediately preceding calendar years, and (B) a dollar amount equal to the highest of the awards Executive received as bonuses in any of the three (3) calendar years preceding the year in which the termination of employment occurs.

                        (ii) Amounts required to be paid to Executive under
      Section 6(a) shall be paid in equal monthly installments, beginning on the later of thirty (30) days following the date of termination of employment or the receipt by SBI of the approval of payment of such amounts by the Office of Thrift Supervision or such other regulatory agency to the extent such approval is required at that time.

                  (b) For a period of three (3) years from the date of termination of employment, Executive shall receive a continuation of all life, disability, medical insurance and other normal welfare benefits in effect with respect to Executive during the two (2) calendar years prior to his termination of employment, or, if SBI cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost after-tax to Executive of obtaining such benefits (or substantially similar benefits).

                  (c) In the event that the amounts and benefits payable under this Agreement, when added to other amounts and benefits which may become payable to the Executive by SBI and any affiliated company, are such that he becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), SBI shall pay him such additional amount or amounts as will result in his retention (after the payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to income and employment taxation. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rates. All calculations required to be made under this subsection shall be made by SBI's independent public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid shall be paid at the time any withholding may be required under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation


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of such amount by SBI's accountants. In the event any amounts paid hereunder are subsequently determined to be in error because estimates were required or otherwise, the parties agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined under Code Section 1274 for the period of time such erroneous amount remained outstanding and unreimbursed). The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

            7. Rights in Event of Termination of Employment Without Cause in Absence of Change in Control. In the event that Executive's employment is terminated by SBI without Cause and no Change in Control shall have occurred at the date of such termination, Executive shall be entitled to receive the amounts and benefits set forth in this section.

                  (a) For a period of the greater of one (1) year from the date of termination of employment or the remaining term of this Agreement, Executive shall be paid his Current Compensation.

                        (i) For purposes of this section, the term "Current Compensation at Termination" means the sum of (A) Executive's base salary as of the date of termination of employment (or prior to any reduction thereof preceding termination of employment), and (B) a dollar amount equal to the average of the awards Executive received as bonuses for each of the three (3) calendar years preceding the year in which the termination of employment occurs.

                        (ii) Amounts required to be paid to Executive under
      Section 6(a) shall be paid in equal monthly installments, beginning on the later of thirty (30) days following the date of termination of employment or the receipt by SBI of the approval of payment of such amounts by the Office of Thrift Supervision or such other regulatory agency to the extent such approval is required at that time.

                  (b) For a period of the greater of one (1) year from the date of termination of employment or the remaining term of this Agreement, Executive shall receive a continuation of all life, disability, medical insurance and other normal welfare benefits in effect with respect to Executive during the two
(2) calendar years prior to his termination of employment, or, if SBI cannot provide such benefits because Executive is no longer an employee, a dollar amount equal


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to the cost after-tax to Executive of obtaining such benefits (or substantially similar benefits).

                  (c) Executive shall not be required to mitigate the amount of any payment provided for in this section by seeking employment or otherwise.

            8. Covenant Not to Compete; Non-Solicitation of Customers and Employees. If Executive voluntarily leaves employment hereunder during the term of this Agreement, Executive agrees that, for a period of twelve (12) months following the date of the termination of his employment, Executive shall not work directly or indirectly for or on behalf of another bank that offers products or services similar or equivalent to those offered by the Bank in the geographic area in which SBI or its affiliates, including the Bank, are conducting such business at the date of termination of Executive's employment. Nor during such period shall Executive solicit customers or employees of SBI or any of its affiliates, including the Bank, to cease doing business, in whole or in part, or cease employment with SBI, or any of its affiliates, including the Bank.

            9. Arbitration. SBI and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania. SBI, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but SBI, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, SBI, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

            10. Legal Expenses. SBI shall pay to the Executive all reasonable legal fees and expenses when incurred by the Executive in successfully obtaining or enforcing any right or benefit provided by this Agreement.


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            11. Notices. Any notice required or permitted to be given under this
Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of SBI, in the case of notices to SBI.

            12. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of SBI specifically designated by the Board of Directors of SBI. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            13. Assignment. This Agreement shall not be assignable by either party hereto, except by SBI to any successor in interest to the business of SBI.

            14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties.

            15. Successors, Binding Agreement.

                  (a) SBI will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of SBI to expressly assume and agree to perform this Agreement in the same manner and to the same extent that SBI would be required to perform it if no such succession had taken place. Failure by SBI to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 6 hereof shall apply. As used in this Agreement, "SBI" shall mean SBI as hereinbefore defined and any successor to the respective business and/or assets of SBI as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the


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
Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

            16. Termination. Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 6, 7 or 8 hereof which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

            17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

            19. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

            20. Effective Date; Termination of Prior Agreement. This Agreement shall become effective immediately, upon the execution and delivery of this Agreement by the parties hereto. Upon the execution and delivery of this Agreement by the parties hereto, any prior agreement relating to the subject matter hereof, shall be automatically terminated and be of no further force or effect.

            21. Allocation of Costs Generally. SBI and the Bank agree that, as between themselves, they shall bear their respective costs incurred under this Agreement in such manner as is determined on a mutually satisfactory basis. Notwithstanding the preceding sentence, regardless of any internal cost allocation arrangements between SBI and the Bank, SBI shall remain primarily obligated to Executive for the payments and benefits to which he may become entitled hereunder.

            22. Guaranty and SBI and Bank Representation. To the extent permitted by law, the Bank hereby irrevocably and unconditionally guarantees to the Executive the full and timely performance by SBI of each and every obligation of SBI set forth in this Agreement. SBI and the Bank represent to the Executive that this Agreement has been fully authorized by all necessary corporate action and is fully enforceable in accordance with its terms.

            23. Cooperation Covenant. Both during and after the Employment Period, the Executive shall cooperate fully with SBI and with any legal counsel,


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
expert or consultant it may retain to assist it in connection with any judicial proceeding, arbitration, administrative proceeding, governmental investigation or inquiry or internal audit in which SBI or any affiliate thereof, including the Bank, may be or become involved, including full disclosure of all relevant information and truthfully testifying on SBI's behalf (or, at the request of SBI, on behalf of such affiliate of SBI, including the Bank) in connection with any such proceeding or investigation.

            24. Tax Withholding. All payments made and benefits provided hereunder shall be subject to required tax withholding, the cost of which, except as otherwise specifically provided herein, shall be borne by the Executive. In the case of a noncash benefit, SBI may require the Executive, as a condition of the receipt of such benefit, to deposit sufficient funds with SBI to discharge any required withholding obligation.

            25. Representation of Executive. As an inducement to entering into this Agreement, the Executive represents to SBI and the Bank that his execution of and performance under this Agreement will not constitute a violation by him of any written or other contract, understanding, arrangement, duties or other obligation pertaining to his performance of personal services, solicitation of employees or customers, or other conduct on his part contemplated by this Agreement.

                     [This space intentionally left blank.]


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SOVEREIGN BANCORP, INC.

                                    By /s/ Jay S. Sidhu
                                       ---------------------------------
                                       Jay S. Sidhu
                                       President

(SEAL)

                                    Attest: /s/ John R. Merva
                                            ----------------------------
                                           John R. Merva
                                           Assistant Secretary


                                    ("SBI")
Witness:

                                    /s/ James J. Lynch                  (SEAL)
                                    ------------------------------------
                                    James J. Lynch

                                    ("Executive")

Agreed to as of the date
of this Agreement.

SOVEREIGN BANK

By    /s/ Jay S. Sidhu
  ----------------------------
      Jay S. Sidhu
      President


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